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                                                               Exhibit 10.1(a)

                        TERMINATION AGREEMENT AND RELEASE

         THIS AGREEMENT has been entered into as of the ____ day of ____________, 2000, among SAUER INC., a Delaware corporation (the "Company"), SAUER-SUNDSTRAND GMBH & CO. (the "Operating Company"), and SAUER GMBH & CO. HYDRAULIK KG, SAUER GMBH, AND EMF EUROPAEISCHE MARKETING UND FINANZMANAGEMENT AKTIENGESELLSCHAFT (collectively the "Silent Partners" and individually a "Silent Partner").

         The Company, the Operating Company and each of the Silent Partners, or their assignor, entered into the Amended and Restated Agreement regarding the establishment of a silent partnership between the Operating Company, the Silent Partners (or their assignor), the Company and Sauer-Sundstrand GmbH dated April 14, 1998 (the "Agreement"). A Notice of Termination was delivered on September 9, 1999 by the Operating Company and the independent directors of the Company to the Silent Partners advising that the silent partnership and the silent partnership interests described in the Agreement would be terminated pursuant to Sections 2.2(b) and 2.3 of the Agreement upon the consummation of the acquisition by the Company of the fluid power business of Danfoss A/S (the "Acquisition"). The parties hereto desire to formally terminate the Agreement and the silent partnership and silent partnership interests described therein concurrently with the consummation of the Acquisition.

         NOW, THEREFORE, for the consideration referred to below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, do hereby unconditionally agree as follows:

         1. TERMINATION EXCHANGE. Pursuant to Section 11.2 of the Agreement, the Company has issued and delivered stock certificates to the Silent Partners representing in the aggregate 2,250,000 shares of the common stock of the Company in exchange for the silent partnership interests described in the Agreement, and each Silent Partner acknowledges receipt of its prorata share of such common stock.

         2. TAX REIMBURSEMENT. The Company or the Operating Company shall, as provided in Section 11.2 of the Agreement, pay each Silent Partner an amount in cash equal to the German income tax payable by such Silent Partner directly as a result of the exchange described in Section 1 above, subject to certain adjustments, and provided that such amount shall not exceed DM 23,354,400 in the aggregate for all silent partners. The foregoing tax reimbursement shall be paid on or before June 1, 2000.

         3. PRIVATE ACCOUNT NET BALANCE. The Operating Company agrees to pay each Silent Partner the net balance in its private account with respect to the silent partnership, which amount shall include its prorata share of the Operating Company's profit or loss for the current fiscal year.


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         4. TERMINATION OF THE AGREEMENT. The Agreement and the silent partnership and silent partnership interests referred to therein, are hereby terminated and the Agreement shall be of no further force or effect and the Silent Partners shall have no further right or interest in the Agreement or the silent partnership or silent partnership interests referred to therein.

         5. SILENT PARTNERS' RELEASE. Each Silent Partner, on behalf of itself, all of its subsidiaries, and all of its shareholders, partners or members and any and all other parties claiming or who might hereafter claim any right through such Silent Partner (collectively whether one or more the "Silent Partner Releasing Party") does forever release and discharge the Company, the Operating Company, their subsidiaries and affiliates and their past and present officers, directors, employees, agents, representatives, stockholders, advisors, counsel, joint venturers, partners, predecessors, successors and assigns, and all other related persons, corporations and other entities who are or might be liable (all of the foregoing collectively referred to as the "Released Parties"), from all claims, rights of action, causes of action, liabilities and demands of every kind and character whatsoever, known or unknown, developed or undeveloped, which each Silent Partner or any Silent Partner Releasing Party now has or under any circumstances could or might have against any or all of the Released Parties in connection with, arising out of, or regarding in any way, the Agreement or the silent partnership or silent partnership interests described in the Agreement.

         6. SILENT PARTNERS' COVENANT NOT TO SUE. Each Silent Partner, on behalf of itself and any and all of its Silent Partner Releasing Parties, covenants and agrees that such Silent Partner will not sue, institute, cause to be instituted, assist in instituting or permit to be instituted, on behalf of such Silent Partner or any of its Silent Partner Releasing Parties, any proceeding before any court, tribunal or other body, or otherwise bring any challenge or assist in any challenge, with respect to any claim or matter of any and every nature whatsoever that has been, could have been, or could ever be asserted against any or all of the Released Parties in connection with, arising out of, or regarding in any way, the Agreement or the silent partnership or silent partnership interests referred to in the Agreement.

         7. COMPLETE DEFENSE. This Agreement may be pleaded as a full and complete defense to, or an abatement of, and may be used as the basis for an injunction against any action, suit or other proceeding of any kind whatsoever which may be instituted, prosecuted, maintained or attempted in breach of this Agreement.

         8. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

         9. TERMINATION AGREEMENT. Notwithstanding anything in this Termination Agreement and Release to the contrary, this Termination Agreement and Release shall not limit or effect the rights or remedies in any way whatsoever of any Silent Partner under Sections 2 and 3 of this Termination Agreement and Release.

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         10. ENTIRE AGREEMENT. This Termination Agreement and Release contains the entire agreement between the parties with respect to the subject matter of this Termination Agreement and Release and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter of this Termination Agreement and Release, including, without limitation, the termination of the Agreement and the silent partnership and silent partnership interests described in the Agreement. No additional obligations or understandings shall be inferred from any of the terms of this Termination Agreement and Release, as all obligations, agreements and understandings with respect to the subject matter hereof are solely and expressly set forth herein. This Termination Agreement and Release shall be deemed to have been executed in Ames, Iowa, and the validity, interpretation, construction and performance of this Termination Agreement and Release shall be governed by the laws of the State of Iowa applicable to agreements made and to be entirely performed therein, without regard to conflicts of laws principles.

         11. COUNTERPARTS. This Termination Agreement and Release may be executed in counterparts with the same force and effect as if each of the signatories had executed the same document.

         12. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Termination Agreement and Release.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                      "THE COMPANY"

                                      SAUER INC.

                                      By:
                                         ----------------------------------

                                      -------------------------------------
                                      (Print Name and Title)


                                      "THE OPERATING COMPANY"

                                      SAUER-SUNDSTRAND GMBH & CO.

                                      By:
                                         ----------------------------------

                                      -------------------------------------
                                      (Print Name and Title)

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                                      "THE SILENT PARTNERS"

                                      SAUER GMBH & CO. HYDRAULIK KG

                                      By:
                                         ----------------------------------
                                         Klaus Murmann, Partner

                                      SAUER GMBH

                                      By:
                                         ----------------------------------
                                         Klaus Murmann, Managing Director


                                      EMF EUROPAEISCHE MARKETING
                                      UND FINANZMANAGEMENT AKTIENGESELLSCHAFT

                                      By:
                                         ----------------------------------
                                         Klaus Murmann, Executive Director

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